CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2018 FINANCIAL RESULTS

- Reports Record Consolidated and Defense Backlogs -

EDGEWOOD, N.Y. – March 13, 2019 – CPI Aerostructures, Inc. (“CPI Aero®”) (NYSE American: CVU) today announced financial results for the fourth quarter and year ended December 31, 2018.

Note: On October 19, 2018, the Company closed on an underwritten public offering of 3,120,000 shares including over-allotments.

4Q 2018 vs. 4Q 2017

•	Revenue was $26.5 million compared to $23.8 million;
•	Gross profit was $5.8 million compared to $5.5 million;
•	Gross margin was 21.8% compared to 23.1%;
•	Pre-tax income was $2.9 million compared to $2.8 million;
•	Income tax of $3.7 million, which includes a $3.1 million reserve for uncertain tax positions (see reconciliation table below);
•	Net (loss) income was $(0.8) million compared to $2.1 million;
•	Earnings per diluted share were $(0.07) compared to $0.23 per diluted share on a higher number of shares outstanding;
•	Earnings per diluted share excluding the income tax reserve were $0.21 (see reconciliation table below); and
•	Cash flow from operations was $0.6 million compared to $1.8 million.

Full Year 2018 vs. Full Year 2017

•	Revenue was $83.9 million compared to $81.3 million;
•	Gross profit was $18.3 million compared to $18.6 million;
•	Gross margin was 21.8% compared to 22.9%;
•	Pre-tax income was $6.8 million compared to $8.5 million;
•	Net income was $2.3 million compared to $5.8 million;
•	Earnings per diluted share of $0.24 compared to $0.65 per diluted share on a higher number of shares outstanding;
•	Earnings per diluted share excluding the income tax reserve were $0.57 (see reconciliation table below);
•	Cash flow used in operations was $(2.5) million compared to cash provided by operations of $ 1.6 million; and
•	Both total and defense program backlogs reached record highs at $457.4 million and $386.4 million, respectively.

CPI Aero Q4 and FY 2018 Earnings Press Release	Page 2
March 13, 2019

“In 2018 we undertook initiatives to expand our core capabilities and broaden our opportunity-set. We secured new multi-year program wins, program extensions and program acquisitions that added more than 17% to an already large backlog and drove record levels of consolidated and defense backlog by year-end. We submitted a number of proposals across the entire spectrum of our capabilities that added both near- and long-term opportunities to an already robust bid pipeline. Lastly, we closed the purchase of Welding Metallurgy, Inc. (WMI) that added capabilities to our Aerostructures and Aerosystems businesses and broadened the content footprint on shared defense programs,” stated Douglas McCrosson, president and CEO of CPI Aero. “With WMI we have established a presence on several prominent and well-funded long-term defense programs while bolstering our well-earned standing as a premier supply chain partner for the aerospace and defense industry. Relocation of WMI’s operations into our facility is nearing completion, and we expect to meet our original plan to be operating both companies from a single location by the end of March.

“2019 is off to a very strong start with new programs recently announced with long-time customers Sikorsky, Lockheed Martin, and Northrop Grumman and strong quote activity across the defense and commercial segments of our business. With initial production deliveries scheduled for 2019, execution on the Lockheed Martin and Northrop Grumman programs, in particular, are especially fundamental to our revenue growth this year,” continued Mr. McCrosson. “In addition, WMI’s bookings have been better than anticipated with approximately $3 million in new orders secured to date this year. As 2019 progresses, we expect that several major proposals submitted last year and earlier this year by both CPI Aero and WMI are nearing award decisions by customers. These proposals comprise new program starts and program extensions, including large aerostructures programs for military aircraft, including the A-10, as well as for business jets. We are negotiating a multi-year extension to a structural overhaul and repair contract that we have been performing for many years. Finally, we are seeing momentum in our aerosystems segment where our superior execution for current customers of our electronic warfare and surveillance pods is expected to generate additional opportunities with these customers for similar systems currently in development.”

Concluded Mr. McCrosson, “Having laid the foundation for our future growth through organic as well as inorganic initiatives in 2018, we are focused on executing across our entire portfolio in 2019 while also pursuing an active M&A strategy to supplement our organic growth. With defense spending stable near-term and macro drivers that favor positive spending trends longer-term, momentum in new awards and a strengthened balance sheet, we have the elements in place for both top and bottom line growth 2019.”

CPI Aero Q4 and FY 2018 Earnings Press Release	Page 3
March 13, 2019

Financial Outlook

CPI Aero issued full-year 2019 financial guidance as follows:

•	Revenue in the range of $98.0 million to $102.0 million as compared to $83.9 million in the fiscal 2018 full year ended December 31, 2018;
•	Pre-tax income in the range of $11.0 to $11.3 million as compared to $6.8 million in fiscal 2018;
•	Cash Flow from Operations in excess of $3.5 million as compared to a use of cash of $(2.5) million in 2018;
•	Effective tax rate of 20% - 22%.

Reconciliation of Non-GAAP Financial Measures:

Note Regarding Use of Non-GAAP Financial Measures

The company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The company uses a non-GAAP financial measure as a supplemental indicator of operating performance. The non-GAAP financial measure that is used is Net income adjusted for uncertain tax positions. Net income adjusted for uncertain tax positions (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Management believes this non-GAAP financial measure enhances the understanding of the company’s historical and current financial results and enables the board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. The presentation of Net income adjusted for uncertain tax positions should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, the company’s actual operating results included in its financial statements.

The provision for income taxes for the year ended December 31, 2018 was approximately $4.5 million, an effective tax rate of approximately 66%. In February 2019, the Company received information that the net operating loss carryback that was utilized in 2014 was under examination and could possibly be disallowed by the IRS. The Company has not received a written notice or tax assessment related to the possible disallowance of our net operating loss carryback. If we receive written notice we have the ability to appeal the disallowance, as well as go to tax court to challenge the notice. Although the company has not received any formal documentation or notice of such disallowance, in accordance with ASC 740-10 (“Accounting for Uncertainty in Tax Positions”) the Company has recorded a liability of approximately $3.1 million in the year ended December 31, 2018 for this uncertainty. The liability represents the maximum net tax adjustment for the disallowance of the net operating loss carry forward, computed at the pre-2018 tax rates, and tax savings of recording a net operating loss carryforward, calculated at the current tax rates. Because of the impact of recognizing the liability for this uncertainty, the Company is presenting Net income adjusted for uncertain tax positons, which we believe allows us to compare net income on a more consistent basis.

Had the Company not recognized the liability for the uncertain tax position, net income would have been as follows:

CPI Aero Q4 and FY 2018 Earnings Press Release	Page 4
March 13, 2019

Reconciliation of Non-GAAP Financial Measures

(amounts in millions, except for per share amounts)

	Quarter ended December 31, 2018 GAAP	Addback of tax liability for uncertain tax position	Quarter ended December 31, 2018 as adjusted for uncertain tax position

Net income (loss)	$(0.8)	$3.1	$2.3

Diluted earnings (loss) per share	$(0.07)	$0.28	$0.21

	Year ended December 31, 2018 GAAP	Addback of tax liability for uncertain tax position	Year ended December 31, 2018 as adjusted for uncertain tax position

Net income	$2.3	$3.1	$5.4

Diluted earnings per share	$0.24	$0.33	$0.57

CPI Aero Q4 and FY 2018 Earnings Press Release	Page 5
March 13, 2019

The above statements include forward looking statements that involve risks and uncertainties, which are described from time to time in CPI Aero's SEC reports, including CPI Aero's Form 10-K for the year ended December 31, 2017, and Form 10-Q for the three-month period ended March 31, 2018, June 30, 2018, and Form 10-Q/A for the three-month period ended September 30, 2018.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contact:

Vincent Palazzolo	Investor Relations Counsel:
Chief Financial Officer	LHA Investor Relations
CPI Aero	Sanjay M. Hurry
(631) 586-5200	(212) 838-3777
www.cpiaero.com	cpiaero@lhai.com
www.lhai.com

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